Exhibit 99.3

Atlantic Power Announces Closing of Transaction With I Squared Capital

DEDHAM, Mass., May 14, 2021 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power”), announced today the closing (“Closing”) of its previously announced transaction with affiliates of infrastructure funds managed by I Squared Capital Advisors (US) LLC (the “Transaction”). In connection with the Transaction:

•	All of the common shares of Atlantic Power (“Common Shares”) were acquired for US$3.03 in cash per Common Share (less applicable withholdings).

•	All of the preferred shares of Atlantic Power Preferred Equity Ltd. (“APPEL”) were acquired by APPEL for C$22.00 in cash per preferred share (less applicable withholdings).

•	Atlantic Power Limited Partnership’s (“APLP”) 5.95% medium term notes due June 23, 2036 (“MTNs”) were redeemed for consideration equal to 106.071% of the principal amount of MTNs outstanding, plus accrued and unpaid interest on the MTNs up to, but excluding, the closing date of the Transaction. Holders of MTNs that delivered a written consent to the previously disclosed amendments to the trust indenture governing the medium term notes prior to 5:00 p.m. (Toronto time) on March 16, 2021 also received a consent fee equal to 0.25% of the principal amount of MTNs held by such holders.

•	Atlantic Power’s 6.00% Series E Convertible Unsecured Subordinated Debentures due January 31, 2025 (the “Convertible Debentures”) have been defeased effective as of Closing, as described below.

As previously announced, holders of Convertible Debentures that converted their Convertible Debentures during the period beginning on April 30, 2021 and ending at 4:00 p.m. (Toronto time) on May 11, 2021 (the “Conversion Deadline”) participated in the Transaction as holders of underlying Common Shares and will receive US$3.03 per underlying Common Share (including Common Shares issuable on account of the Make Whole Premium (as defined in the trust indenture governing the Convertible Debentures)), together with accrued interest paid in Canadian dollars up to, but excluding, the date of conversion. All Convertible Debentures that were not converted prior to the Conversion Deadline were defeased (the “Defeasance”).

Notwithstanding the Defeasance, any holder of Convertible Debentures who converts their Convertible Debentures during the period beginning today and ending at 5:00 p.m. (Toronto time) on June 14, 2021 (the “Make Whole Conversion Period”), will also be entitled to receive the Make Whole Premium. The Convertible Debentures are no longer convertible into Common Shares and holders are entitled to receive C$3.72 in lieu of each Common Shares previously issuable on a conversion (including any Common Shares otherwise issuable on account of the Make Whole Premium if converted within the Make Whole Conversion Period). Any Convertible Debentures which remain outstanding following the expiry of the Make Whole Conversion Period will continue to receive interest at a rate of 6.00% per annum, payable semi-annually in arrears up to but excluding, and the repayment of principal upon, the date of redemption of the Convertible Debentures at par on January 31, 2023.

In connection with the Transaction (i) the Common Shares will be de-listed from the TSX and the NYSE, (ii) the preferred shares of APPEL will be de-listed from the TSX, and (iii) the Convertible Debentures will be de-listed from the TSX, in each case shortly following Closing. Atlantic Power, APPEL and APLP intend to apply to Canadian securities regulators to cease being reporting issuers and Atlantic Power also intends to file to deregister under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Registered common shareholders of Atlantic Power and preferred shareholders of APPEL are reminded that they must properly complete, sign and return the letter of transmittal, along with their share certificate(s) (if any), to Computershare Trust Company of Canada, as depositary, in order to receive the consideration they are entitled to under the Transaction. Non-registered securityholders of Atlantic Power and its subsidiaries will receive the consideration they are entitled to under the Transaction through the intermediary in whose name their securities are registered.

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. The Company's generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long–term power purchase agreements that have expiration dates ranging from 2021 to 2043. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by the Company. The Company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under "Atlantic Power Corporation" or on the Company's website.

About I Squared Capital

I Squared Capital is an independent global infrastructure investment manager focusing on energy, utilities, digital infrastructure, transport and social infrastructure in the Americas, Europe and Asia. Headquartered in Miami, the firm has over $27 billion in assets under management and offices in Hong Kong, London, New Delhi, New York and Singapore.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release may constitute forward-looking information or forward-looking statements within the meaning of applicable securities laws (collectively, "forward-looking statements"), which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects. These statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of the words "plans", "expects", "does not expect", "is expected", "budget", "estimates", "forecasts", "targets", "intends", "anticipates" or "does not anticipate", "believes", "outlook", "objective", or "continue", or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. Examples of such statements in this news release include, but are not limited to, statements with respect to the payment of consideration to securityholders of Atlantic Power and its subsidiaries in connection with the Transaction, the delisting of the Company’s and APPEL’s securities from the TSX and NYSE (as applicable), the Company’s and its subsidiaries’ intentions to apply to cease to be reporting issuers in Canada and the Company’s intention to deregister under the Exchange Act, and the redemption of the Convertible Debentures.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under "Risk Factors" and "Forward-Looking Information" in the Company's periodic reports as filed with the U.S. Securities and Exchange Commission (the "SEC") from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Contacts:

For Atlantic Power
Atlantic Power Corporation
Investor Relations
+1 (617) 977-2700
info@atlanticpower.com

For I Squared Capital
Andreas Moon, Managing Director and Head of Investor Relations
andreas.moon@isquaredcapital.com
+1 (786) 693-5739

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